Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

UNIONBANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS

OTTAWA, IL, May 13, 2004 - Dewey R. Yaeger, President and Chief Executive Officer of UnionBancorp, Inc. (Nasdaq: UBCD) reported net income for the quarter ended March 31, 2004 of $800,000 or $0.18 per diluted share compared to $1,807,000 or $0.43 per diluted share earned in the period ended March 31, 2003.

First Quarter 2004 Highlights:

o The Board of Directors of UnionBancorp, Inc., in a continuing effort to enhance shareholder value, approved the payment of an 11.1% increase in the quarterly cash dividend to $0.10 from $0.09 on the Company's common stock during the first quarter, marking the 76th consecutive quarter of dividends paid to stockholders.

o UnionBank/West and UnionBank/Northwest, two stand-alone bank subsidiaries, were successfully merged into the Company's flagship bank, UnionBank.

o The net interest margin decreased to 3.34% during the first quarter 2004 as compared with 3.89% for the same period 2003, but did increase from the 3.29% during the fourth quarter 2003.

o In an effort to divest of high risk, low profit margin product lines, the Company sold its credit card portfolio. The impact to earnings, net of taxes, was approximately $0.04 per diluted share.

o Noninterest income, excluding securities gains, decreased $583,000 or 16.6% during the first quarter of 2004 as compared to the same period in 2003. The year-over-year decrease is primarily attributable to a drop in revenue generated from the mortgage banking division. Noninterest expense experienced a $38,000 decrease or 0.5% during the first quarter 2004 as compared to the same period 2003.

o Loan demand in the first quarter remained soft, as total loans decreased $10.2 million to $466.6 million.

Net Interest Margin

The net interest margin decreased to 3.34% during the first quarter 2004 as compared with 3.89% for the same period 2003 and increased from 3.29% in the fourth quarter 2003. The majority of the change on a year-over-year basis in interest income was related to a decline in yields earned on average loans as competitive pricing on new and refinanced loans, as well as the repricing of variable rate loans in a lower interest rate environment put downward pressure on loan yields. Also adversely contributing to the change was a shift in the earning-asset mix away from higher yielding loans to lower yielding investments. Tax-equivalent net interest income was reported at $6.0 million for the first quarter of 2004 as compared to $6.8 million for the first quarter 2003.

                                       5.

Noninterest Income and Expense

Noninterest income, excluding securities gains, decreased $583,000 or 16.6% during the first quarter of 2004 as compared to the same period in 2003. The year-over-year decrease is primarily attributable to a drop in revenue generated from the mortgage banking division, a decrease in other fee-based revenue and the divestiture of the merchant POS and ISP product lines. Positively contributing to noninterest income was a gain on the sale of the credit card portfolio.

Noninterest expense experienced a $38,000 decrease or 0.5% during the first quarter of 2004 as compared to the same period in 2003. This favorable improvement was due, in large part, to savings in expenses related to the divestiture of the POS and ISP product lines and a decrease in net OREO expense. These savings were partially offset by increases in salaries and employee benefits, incurred as a result of the Company's expansion into the Yorkville market, and normal merit increases.

Asset Quality

During the first quarter, the loan portfolio decreased to $466.6 million as compared to $476.8 million at December 31, 2003. The slight decrease resulted from tighter underwriting standards, a continued softening of overall loan demand, aggressive workout strategies of problem credits, and normal paydowns. The level of nonperforming loans to end of period loans totaled 1.53% as of March 31, 2004 compared to 0.86% at March 31, 2003 and 1.78 % on December 31, 2003. Net charge-offs for the first quarter of 2004 were (0.03%) of average loans, as compared to 0.12% for the same period 2003 and 0.44% for fourth quarter 2003. The reserve coverage ratio (allowance to nonperforming loans) was reported at 138.13% as of March 31, 2004 as compared to 159.58% as of March 31, 2003 and 106.30% as of December 31, 2003.

                                       6.

About the Company

UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois to the Mississippi River in Western Illinois.

UnionBancorp common stock is listed on The Nasdaq Stock Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at http://www.ubcd.com.

Safe Harbor Statement

This release may contain "forward-looking" statements. Forward looking statements are identifiable by the inclusion of such qualifications as "expects", "intends", "believes", "may", "likely" or other indications that the particular statements are not based upon fact but are rather based upon the Company's beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors. For additional information about these factors, please review our filings with the Securities and Exchange Commission.


Contact: Dewey R. Yaeger                           Kurt R. Stevenson
         President and                             Senior Vice President and
         Chief Executive Officer                   Chief Financial Officer
         UnionBancorp, Inc.                        UnionBancorp, Inc.
         dewey.yaeger@ubcd.com                     kurt.stevenson@ubcd.com
         ---------------------                     -----------------------

Accompanying Financial Statements and Tables

     Accompanying this press release is the following unaudited financial information:

         o        Unaudited Quarterly and Year to Date Highlights
         o        Unaudited Consolidated Balance Sheets
         o        Unaudited Consolidated Statements of Income
         o        Unaudited Selected Quarterly Consolidated Financial Data

                                       7.

UnionBancorp, Inc. and Subsidiaries
Unaudited Quarterly and Year to Date Highlights
(In Thousands, Except Share Data)
--------------------------------------------------------------------------------------
                                                             Three Months Ended
                                                                 March 31,
                                                     ---------------------------------
                                                        2004                  2003
                                                     ----------             ----------
Operating Highlights
    Net income                                       $      800            $    1,807
    Return on average total assets                         0.41%                 0.94%
    Return on average stockholders equity                  4.67%                10.58%
    Net interest margin                                    3.34%                 3.89%
    Efficiency ratio                                      80.33%                66.38%

Per Share Data
    Diluted earnings  per common share               $     0.18            $     0.43
    Book value per common share                      $    16.88            $    17.29
    Diluted weighted average common
       shares outstanding                             4,114,385             4,044,782
    Period end common shares outstanding              4,035,900             3,986,046

Stock Performance Data
    Market Price:
       Quarter End                                   $    21.50            $    16.67
       High                                          $    22.23            $    16.86
       Low                                           $    21.00            $    15.15
    Period end price to book value                         1.27                  0.96

                                       8.

UnionBancorp, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
March 31, 2004 and December 31, 2003 (In Thousands, Except Share Data)
------------------------------------------------------------------------------------
                                                            March 31,   December 31,
                                                              2004        2003
                                                           -----------  -----------
ASSETS
Cash and cash equivalents                                  $    19,585  $    22,198
Securities available-for-sale                                  250,282      252,248
Loans                                                          466,591      476,812
Allowance for loan losses                                       (9,882)      (9,011)
                                                           -----------  -----------
     Net loans                                                 456,709      467,801
Cash surrender value of life insurance                          14,551       14,379
Mortgage servicing rights                                        2,792        2,775
Premises and equipment, net                                     16,735       16,576
Goodwill                                                         7,642        7,642
Intangible assets, net                                           1,180        1,232
Other real estate                                                  246          227
Other assets                                                     6,677        8,344
                                                           -----------  -----------

         Total assets                                      $   776,399  $   793,422
                                                           ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits
         Non-interest-bearing                              $    81,923  $    89,424
         Interest-bearing                                      533,052      548,608
                                                           -----------  -----------
              Total deposits                                   614,975      638,032
     Federal funds purchased and securities sold
       under agreements to repurchase                            4,435        1,533
     Advances from the Federal Home Loan Bank                   74,700       72,450
     Notes payable                                               7,816        7,873
      Series B mandatory redeemable preferred stock                831          831
     Other liabilities                                           5,023        4,656
                                                           -----------  -----------
         Total liabilities                                     707,780      725,375
                                                           -----------  -----------

Stockholders' equity
     Series A convertible preferred stock                          500          500
     Common stock                                                4,637        4,628
     Surplus                                                    22,549       22,484
     Retained earnings                                          43,993       43,609
     Accumulated other comprehensive income                      2,253        2,141
     Unearned compensation under stock option plans                 --           (2)
                                                           -----------  -----------
                                                                73,932       73,360
     Treasury stock, at cost                                    (5,313)      (5,313)
                                                           -----------  -----------
              Total stockholders' equity                        68,619       68,047
                                                           -----------  -----------

              Total liabilities and stockholders' equity   $   776,399  $   793,422
                                                           ===========  ===========

                                       9.

UnionBancorp, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
Three Months Ended March 31, 2004 and 2003 (In Thousands, Except Per Share Data)
--------------------------------------------------------------------------------
                                                        Three Months Ended
                                                             March 31,
                                                     -------------------------
                                                         2004          2003
                                                     -----------   -----------
Interest income
     Loans                                           $     7,268   $     8,541
     Securities
         Taxable                                           1,905         1,886
         Exempt from federal income taxes                    325           395
     Federal funds sold and other                             10            18
                                                     -----------   -----------
         Total interest income                             9,508        10,840
                                                     -----------   -----------
Interest expense
     Deposits                                              2,831         3,458
     Federal funds purchased and securities sold
     under agreements to repurchase                           13            30
     Advances from the Federal Home Loan Bank                771           687
     Series B mandatory redeemable preferred stock            12            --
     Notes payable                                            80            84
                                                     -----------   -----------
         Total interest expense                            3,707         4,259
                                                     -----------   -----------
Net interest income                                        5,801         6,581
Provision for loan losses                                    750           612
                                                     -----------   -----------
Net interest income after
     Provision for loan losses                             5,051         5,969
Noninterest income
     Service charges                                         711           756
     Merchant fee income                                      56           279
     Trust income                                            184           177
     Mortgage banking income                                 568         1,029
     Insurance commissions and fees                          633           594
     Securities gains, net                                    --            92
     Gain on sale of the credit card portfolio               259            --
     Other income                                            513           672
                                                     -----------   -----------
                                                           2,924         3,599
Noninterest expenses
     Salaries and employee benefits                        4,150         3,830
     Occupancy expense, net                                  552           498
     Furniture and equipment expense                         557           493
     Supplies and printing                                   115           126
     Telephone                                               154           257
     Other real estate owned expense                           7           128
     Amortization of intangible assets                        52            54
     Other expenses                                        1,392         1,631
                                                     -----------   -----------
                                                           6,979         7,017
                                                     -----------   -----------
Income before income taxes                                   996         2,551
Income taxes                                                 196           744
                                                     -----------   -----------
Net income                                                   800         1,807
Preferred stock dividends                                     52            64
                                                     -----------   -----------
Net income for common stockholders                   $       748   $     1,743
                                                     ===========   ===========
Basic earnings per share                             $      0.19   $      0.44
                                                     ===========   ===========
Diluted earnings per common share                    $      0.18   $      0.43
                                                     ===========   ===========

                                       10.

UnionBancorp, Inc.
Unaudited Selected Quarterly Consolidated Financial Data (In Thousands, Except Share Data)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Quarters Ended
                                                           -------------------------------------------------------------------------
                                                             03/31/04       12/31/03        09/30/03      06/30/03         03/31/03
                                                           ------------   ------------   ------------    ------------   ------------
                                                                          (Dollars in Thousands, Except Per Share Data)
Statement of Income Data
   Interest income                                         $     9,508    $     9,591    $    10,274     $    10,381    $    10,840
   Interest expense                                             (3,707)        (3,847)        (3,775)         (4,080)        (4,259)
                                                           -----------    -----------    -----------     -----------    -----------
Net interest income                                              5,801          5,744          6,499           6,301          6,581
   Provision for loan losses                                       750          2,011          4,356           1,257            612
                                                           -----------    -----------    -----------     -----------    -----------
   Net interest income after provision for loan losses           5,051          3,733          2,143           5,044          5,969
   Noninterest income                                            2,924          2,774          3,259           4,087          3,599
   Noninterest expense                                           6,979          7,260          7,161           7,169          7,017
                                                           -----------    -----------    -----------     -----------    -----------
   Income (loss) before income taxes                               996           (753)        (1,759)          1,962          2,551
   Provision (benefit) for income taxes                            196           (499)          (890)            516            744
                                                           -----------    -----------    -----------     -----------    -----------
   Net income (loss)                                       $       800    $      (254)   $      (869)    $     1,446    $     1,807
                                                           ===========    ===========    ===========     ===========    ===========
   Net income (loss) on common stock                       $       748    $      (254)   $      (934)    $     1,382    $     1,743
                                                           ===========    ===========    ===========     ===========    ===========
Per Share Data
   Basic earnings (loss) per common shares                 $      0.19    $     (0.07)   $     (0.23)    $      0.34    $      0.44
   Diluted earnings (loss) per common shares                      0.18          (0.07)         (0.23)           0.34           0.43
   Cash dividends on common stock                                 0.10           0.09           0.09            0.09           0.09
   Dividend payout ratio for common stock                        53.96             --             --           18.56%         20.60%
   Book value per common share                             $     16.88    $     16.77    $     16.87     $     17.55    $     17.29
   Basic weighted average common shares outstanding          4,031,181      4,010,111      4,000,546       3,994,564      3,984,319
   Diluted weighted average common shares outstanding        4,114,385      4,098,841      4,097,793       4,068,284      4,044,782
   Period-end common shares outstanding                      4,035,900      4,026,850      4,000,646       3,998,946      3,986,046
Balance Sheet Data
   Securities                                              $   250,282    $   252,248    $   235,508     $   220,937    $   230,123
   Loans                                                       466,591        476,812        483,042         476,386        477,406
   Allowance for loan losses                                     9,882          9,011          9,082           7,253          6,498
   Assets                                                      776,399        793,422        792,481         772,931        779,424
   Deposits                                                    614,975        638,032        622,952         606,955        626,076
   Stockholders' equity                                         68,619         68,047         67,989          70,701         69,423
Earnings Performance Data
   Return on average total assets                                 0.41%         (0.10)%        (0.45)%          0.74%          0.94%
   Return on average stockholders' equity                         4.67          (1.10)         (4.98)           8.10          10.58
   Net interest margin ratio                                      3.34           3.29           3.76            3.66           3.89
   Efficiency ratio (1)                                          80.33          85.04          71.59           69.30          66.38
Asset Quality Ratios
   Nonperforming assets to total end of period assets             0.95%          1.10%          1.30%           0.84%          0.68%
   Nonperforming loans to total end of period loans               1.53           1.78           2.11            1.29           0.86
Net loan charge-offs to total average loans                      (0.03)          0.44           0.52            0.10           0.12
Allowance for loan losses to total end of period loans            2.12           1.89           1.88            1.52           1.38
Allowance for loan losses to nonperforming loans                138.13         106.30          89.01          117.69         159.58
Capital Ratios
   Average equity to average assets                               8.72%          8.63%          8.94%           9.04%          8.89%
   Total capital to risk adjusted assets                         12.32          12.52          12.20           12.63          12.26
   Tier 1 leverage ratio                                          7.83           7.60           7.63            8.01           7.79

-----------
(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

                                      11.